UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 20, 2012

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

(214) 369-7300
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of January 20, 2012, Sun River Energy, Inc. (the “Company”) amended its promissory note (the “Note”) payable to Katy Resources ETX, LLC, a Delaware limited liability company (“Katy”), in the original principal amount of $4,000,000, as described in the Company’s Current Report on Form 8-K filed on February 10, 2011.  The Amended Promissory Note (“Amended Note”) extends the maturity date under the Note until March 5, 2012.  The Note was previously amended on December 2, 2011 to extend the maturity date until January 20 2012 (“Previously Amended Note”).  The above description of the Amended Note and the Previously Amended Note is a summary only and is qualified in its entirety by reference to the complete text of such documents filed as Exhibits 10.1 and 10.2.

Item9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Amended Promissory Note dated as of January 20, 2012 by and between Katy Resources ETX, LLC and Sun River Energy, Inc
10.2
Previously Amended Promissory Note dated as of December 2, 2011 by and between Katy Resources ETX, LLC and Sun River Energy, Inc (Incorporated by reference from Current Report on Form 8-K as filed on December 8, 2011)

10.3	Promissory Note dated as of February 7, 2011 by and between Katy Resources ETX, LLC and Sun River Energy, Inc. (Incorporated by reference from Current Report on Form 8-K as filed on February 10, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: January 26, 2011	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO